UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

Property Solutions Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40087	85-3851769
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

654 Madison Avenue, Suite 1009 New York, New York	10065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 502-9845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, and one- fourth of one Warrant to acquire one share of Class A common stock	PSAGU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	PSAG	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PSAGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2021, the Registration Statement on Form S-1 (File No. 333-252763) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Property Solutions Acquisition Corp. II, a Delaware corporation (the “Company”), was declared effective by the U.S. Securities and Exchange Commission. The Company subsequently filed, on March 3, 2021, a registration statement on Form S-1 (File No. 333-253850) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which was effective immediately upon filing in order to increase the size of the IPO.

On March 8, 2021, the Company consummated the IPO of 30,000,000 units (the “Public Units,” and together with the Private Units (as defined below), collectively, the “Units”). Concurrently with the completion of the IPO, the Company also consummated private placements (the “Private Placements”) of an aggregate of 805,000 units (the “Private Units”) with Property Solutions Acquisition Sponsor II, LLC (the “Sponsor”) and the Representative (as defined below). In connection with the IPO, the Company also granted the underwriters a 45-day option to purchase an additional 4,500,000 Public Units at the initial public offering price to cover over-allotments.

Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and one-fourth of one redeemable warrant (each, a “Warrant”, and collectively, the “Warrants”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The Public Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $300,000,000 (before underwriting discounts and commissions and offering expenses). The Private Units were sold at a price of $10.00 per Unit, generating gross proceeds of $8,050,000.

Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•	an Underwriting Agreement, dated March 3, 2021, between the Company and EarlyBirdCapital, Inc., as representative of the several underwriters (the “Representative”), which contains customary representations and warranties and indemnification of the underwriters by the Company;

•	a Warrant Agreement, dated March 3, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants, certain adjustment features of the terms of exercise, provisions relating to redemption and cashless exercise of the Warrants, certain registration rights of the holders of Warrants, provisions for amendments to the Warrant Agreement, and indemnification of the warrant agent by the Company under the agreement;

•	an Investment Management Trust Agreement, dated March 3, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Units, and sets forth the responsibilities of the trustee, the procedures for withdrawal and direction of funds from the trust account, and indemnification of the trustee by the Company under the agreement;

•	a Registration Rights Agreement, dated March 3, 2021, among the Company, the Sponsor and certain equityholders of the Company, which provides for customary demand and piggy-back registration rights for the Sponsor, and customary piggy-back registration rights for such other equityholders;

•	a Private Placement Units Purchase Agreement, dated March 3, 2021, between the Company and the Sponsor, pursuant to which the Sponsor purchased 655,000 Private Units;

•	a Private Placement Units Purchase Agreement, dated March 3, 2021, between the Company and the Representative, pursuant to which the Representative purchased 150,000 Private Units;

•	a Letter Agreement, dated March 3, 2021, between the Company and each of the Sponsor and each executive officer and director of the Company, pursuant to which the Sponsor and each independent director of the Company has agreed to vote any shares of Class A Common Stock held by him, her or it in favor of the Company’s initial business combination, to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months from the closing of the IPO, to certain transfer restrictions with respect to the Company’s securities and to certain indemnification obligations of the Sponsor;

•	an Indemnity Agreement, each dated March 3, 2021, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company; and

•	an Administrative Services Agreement, dated March 3, 2021, between the Company and Benchmark RE Group LLC (“Benchmark”), pursuant to which Benchmark has agreed to make available office space and general and administrative services, as may be required by the Company from time to time, for $10,000 per month until the earlier of the Company’s completion of its initial business combination or liquidation.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively.

On February 4, 2021, the Company effected a stock split with respect to the Company’s common stock, par value $0.0001 per share (the “Common Stock”), whereby each outstanding share of Common Stock was converted into 1.25 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), resulting in the Company's initial stockholders holding an aggregate of 7,187,500 shares of Class B Common Stock. On March 3, 2021, the Company effected a stock split (the “Stock Split”) with respect to the Company’s Class A Common Stock and Class B Common Stock, whereby (i) each outstanding share of Class A Common Stock was converted into 1.2 shares of Class A Common Stock, resulting in the holders of Class A Common Stock holding an aggregate of 300,000 shares of Class A Common Stock, and (ii) each outstanding share of Class B Common Stock was converted into 1.2 shares of Class B Common Stock, resulting in the holders of Class B Common Stock holding an aggregate of 8,625,000 shares of Class B Common Stock (up to 1,125,000 of which will be forfeited by the Sponsor for no consideration if the underwriters do not exercise the over-allotment option).

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Public Units, the Company consummated the Private Placements of 655,000 Private Units to the Sponsor and 150,000 Private Units to the Representative, respectively, at a price of $10.00 per Private Unit, generating aggregate gross proceeds of $8,050,000. No underwriting discounts or commissions were paid with respect to the Private Placements. The Private Placements were conducted as non-public transactions and, as transactions by an issuer not involving a public offering, are exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. The Private Placement Shares are identical to the Public Units sold in the IPO, subject to certain limited exceptions, including that the Sponsor and the Representative have agreed not to transfer, assign or sell any of the Private Placement Units (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2021, in connection with the IPO, Eduardo Abush, David Amsterdam and Avi Savar (the “New Directors” and, together with Jordan Vogel and Aaron Feldman, collectively, the “Directors”) were appointed to the board of directors of the Company (the “Board”). Effective March 8, 2021, each of Eduardo Abush, David Amsterdam and Avi Savar was also appointed to the Board’s Audit Committee, with Eduardo Abush serving as its chair, each of Eduardo Abush, David Amsterdam and Avi Savar was appointed to the Board’s Compensation Committee, with Avi Savar serving as its chair, and each of Eduardo Abush, David Amsterdam and Avi Savar was appointed to the Board’s Nominating Committee, with David Amsterdam serving as its chair.

On February 18, 2021, the Sponsor transferred 15,000 of its 7,187,500 shares of Class B Common Stock to each of the New Directors as compensation for his service as a director of the Company. As a result of the Stock Split, each of the New Directors now own 18,000 shares of Class B Common Stock.

Other than the foregoing, none of the Directors is party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor is any Director party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws.

On March 5, 2021, in connection with the IPO, the Company adopted its Amended and Restated Certificate of Incorporation (the “Amended Charter”), effective the same day. The terms of the Amended Charter are set forth in the Registration Statement and are incorporated herein by reference. A copy of the Amended Charter is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

A total of $300,000,000 of the proceeds from the IPO was placed in a trust account, with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of the Company’s public shares if the Company is unable to consummate its initial business combination within 24 months from the closing of the IPO, subject to applicable law; and (3) the redemption of the Company’s public shares properly submitted in connection with a stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to provide redemption rights as described in the prospectus relating to the IPO or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.

On March 4, 2021, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference. On March 8, 2021, the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated March 3, 2021, by and between the Company and EarlyBirdCapital, Inc., as representative of the underwriters.

3.1	Amended and Restated Certificate of Incorporation of the Company.

4.1	Warrant Agreement, dated March 3, 2021, between the Company and Continental Stock Transfer & Trust Company.

10.1	Investment Management Trust Agreement, dated March 3, 2021, between the Company and Continental Stock Transfer & Trust Company.

10.2	Registration Rights Agreement, dated March 3, 2021, by and among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto.

10.3	Private Placement Units Purchase Agreement, dated March 3, 2021, between the Company and Property Solutions Acquisition Sponsor II, LLC.

10.4	Private Placement Units Purchase Agreement, dated March 3, 2021, between the Company and EarlyBirdCapital, Inc.

10.5	Letter Agreement, dated March 3, 2021, by and among the Company, the Sponsor and each director and officer of the Company.

10.6	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-252763) filed on February 5, 2021).

10.7	Administrative Services Agreement, dated March 3, 2021, between the Registrant and the Benchmark RE Group LLC.

99.1	Press release, dated March 4, 2021.

99.2	Press release, dated March 8, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2021

Property Solutions Acquisition Corp. II

By:	/s/ Jordan Vogel
Name:	Jordan Vogel
Title:	Co-Chief Executive Officer